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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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

                                  Subsidiary or                   Percent of                 State of
  Parent                           Organization                   Ownership               Incorporation
  ------                           ------------                   ---------               -------------

  StateFed Financial               State Federal Savings            100%                    Federal
    Corporation                     and Loan Association

  State Federal Savings            State Service Corporation        100%                    Iowa
    and Loan Association
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